Exhibit 99.1

NEWS RELEASE

Contact:	Press	Investors
	Jim Sheehan	Monica Gould
	SeaChange	The Blueshirt Group
	1-978-897-0100 x3064	1-212-871-3927
	jim.sheehan@schange.com	monica@blueshirtgroup.com

SEACHANGE INTERNATIONAL REPORTS

FOURTH QUARTER AND FULL FISCAL 2016 RESULTS

Company Guides for Growth and Profitability for Full Fiscal Year 2017

ACTON, Mass. (April 7, 2016) – SeaChange International, Inc. (NASDAQ: SEAC) today announced results of its operations for the fourth quarter of fiscal 2016 ended January 31, 2016. In a simultaneous announcement made today, Ed Terino has been appointed Chief Executive Officer, effective April 6, 2016.

SeaChange reported fourth quarter fiscal 2016 revenue of $27.2 million and U.S. GAAP loss from operations of $22.1 million, or $0.66 per basic share for the fourth quarter of fiscal 2016, compared to fourth quarter fiscal 2015 revenue of $31.3 million and U.S. GAAP operating loss of $5.3 million, or $0.16 per basic share. The Company’s U.S. GAAP fourth quarter fiscal 2016 results included non-GAAP charges of $22.3 million, which consisted primarily from the loss from impairment of Timeline Labs net assets, severance and other restructuring costs, stock-based compensation, amortization of intangible assets from prior acquisitions, and other non-operating expense professional fees, while the fourth quarter fiscal 2015 results included non-GAAP charges of $3.6 million of similar non-GAAP charges. Non-GAAP income from operations for the fourth quarter of fiscal 2016 was $0.1 million, or break-even per share, compared to non-GAAP loss from operations of $1.7 million, or $0.05 per basic share, in the fourth quarter of fiscal 2015.

For the full fiscal year ended January 31, 2016, the Company posted revenues of $107.0 million and U.S. GAAP operating loss of $48.2 million, or $1.44 per basic share, compared to revenues of $115.4 million and U.S. GAAP operating loss of $26.5 million, or $0.81 per basic share, from operations in the same prior period. The Company posted a non-GAAP loss from operations for fiscal 2016 of $7.5 million, or $0.23 per basic share, compared to a $13.8 million operating loss, or $0.42 per basic share, from continuing operations for the same prior period. Included in the full fiscal 2016 U.S. GAAP results are $40.7 million in non-GAAP charges, which consisted primarily from the loss from impairment of Timeline Labs net assets, severance and other restructuring costs, stock-based compensation, amortization of intangible assets from prior acquisitions, and other non-operating expense professional fees, while the full fiscal 2015 results included $12.7 million of similar non-GAAP charges.

SeaChange Q4 FY16 Results/Page 2

“While we are disappointed in our fiscal 2016 financial performance, we did make significant operational improvements during the year. As we enter fiscal 2017, we intend to further increase operational efficiencies and deliver new software product innovations that capitalize on our core competencies in video delivery, content management and monetization,” said Ed Terino, Chief Executive Officer, SeaChange. “Specifically we will be focused on leveraging our R&D investments and becoming more efficient with our spending as we roll out our platforms for current customer commitments and introduce new cloud-based software products that provide opportunities in our core TV service provider segment, as well as adjacent markets. In addition, we are investing in our sales and marketing capabilities in response to these market opportunities. We believe that these actions will enable SeaChange to return to revenue growth and profitability on a full year basis in fiscal 2017.”

Anthony Dias, Chief Financial Officer, SeaChange, said, “As previously disclosed, we have implemented cost-saving actions with respect to restructuring our Timeline operations and the termination of our prior CEO, Jay Samit, which will enable us to achieve annualized cost savings of approximately $7 million.”

Commenting on the Company’s outlook, Dias concluded, “Generally our first quarter tends to be down cyclically, therefore we anticipate our first quarter fiscal 2017 revenue to be in the range of $20 million to $22 million, and non-GAAP operating loss to be in the range of $0.18 to $0.24 per basic share. For full fiscal 2017, we anticipate revenues to be in the range of $110 million to $120 million and non-GAAP operating income to be in the range of $0.05 to $0.15 per fully diluted share.”

SeaChange continues to have a strong balance sheet and ended the fourth quarter of fiscal 2016 with cash, cash equivalents, restricted cash and marketable securities of $71.1 million and no debt outstanding.

The Company will host a conference call to discuss its fourth quarter and full fiscal 2016 results at 5:00 p.m. ET today, Thursday, April 7, 2016. The call may be accessed at 877-407-8037 (U.S.) and 201-689-8037 (international) and via live webcast at www.schange.com/IR. A replay of the conference call will be available by phone through April 21, 2016 at 877-660-6853 (U.S.) or 201-612-7415 (international), conference ID 1363-1984. The webcast will be archived on the investor relations section of the Company’s website at www.schange.com/IR.

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SeaChange Q4 FY16 Results/Page 3

About SeaChange International

Enabling our customers to deliver billions of premium video streams across a matrix of pay-TV and OTT platforms, SeaChange (Nasdaq: SEAC) empowers service providers, content owners and brand advertisers to entertain audiences, engage consumers and expand business opportunities. As a three-time Emmy award-winning organization with over 20 years of experience, we give media businesses the content management, delivery, measurement and analytics capabilities they need to craft an individualized branded experience for every viewer that sets the pace for quality and value worldwide. For more information, please visit www.schange.com.

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SeaChange Q4 FY16 Results/Page 4

Safe Harbor Provision

Any statements contained in this press release that do not describe historical facts, including without limitation statements regarding our products, the preliminary determination of our estimated one-time charge, future financial performance including expenses we may incur in the future in fulfilling customer arrangements, anticipated sales cycles, customer diversification, and developments with our customers and the industry, are neither promises nor guarantees and may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Any such forward-looking statements contained herein are based on current assumptions and expectations, but are subject to a number of risks and uncertainties that may cause actual results to differ materially from expectations. Factors that could cause actual future results to differ materially from current expectations include the following: the continued spending by the Company’s customers on video systems and services and expenses we may incur in fulfilling customer arrangements; the continued development of the multiscreen video and OTT market; the inability to meet revenue targets for our SaaS-based multiscreen service offering; the Company’s ability to successfully introduce new products or enhancements to existing products and the rate of decline in revenue attributable to our legacy products; the Company’s transition to being a company that primarily provides software solutions; worldwide economic cycles; measures taken to address the variability in the market for our products and services; the loss of or reduction in demand by one of the Company’s large customers; consolidation in the television service providers industry; the cancellation or deferral of purchases of the Company’s products; the length of the Company’s sales cycles; the timing of revenue recognition of new products due to customer integration and acceptance requirements; any decline in demand or average selling prices for our products and services; failure to manage product transitions; failure to achieve our financial forecasts due to inaccurate sales forecasts or other factors, including due to expenses we may incur in fulfilling customer arrangements; the Company’s ability to generate sufficient revenues to reduce its losses or regain profitability; the Company’s ability to manage its growth; the risks associated with international operations; the ability of the Company and its intermediaries to comply with the Foreign Corrupt Practices Act; foreign currency fluctuation; the Company’s ability to protect its intellectual property rights and the expenses that may be incurred by the Company to protect its intellectual property rights; an unfavorable result of current or future litigation; content providers limiting the scope of content licensed for use in the video-on-demand and OTT market or other limitations in materials we use to provide our products and services; the Company’s ability to obtain necessary licenses or distribution rights for third-party technology; the Company’s ability to compete in its marketplace; the Company’s ability to respond to changing technologies; the impact of acquisitions, divestitures or investments made by the Company; the Company’s ability to access sufficient funding to finance desired growth and operations; the impact of changes in the market on the value of our investments; any impairment of the Company’s assets; changes in the regulatory environment; the Company’s ability to hire and retain highly skilled employees; the ability of the Company to manage and oversee the outsourcing of engineering work; additional tax liabilities to which the Company may be subject; the security measures of the Company are breached and customer data or our data is obtained unlawfully; service interruptions or delays from our third-party data center hosting facilities; the implementation of restructuring programs; disruptions to the Company’s information technology systems; uncertainties of regulation of Internet and data tracking over the Internet; if securities analysts do not publish favorable research or reports about our business; our use of non-GAAP reporting; the effectiveness of the Company’s disclosure controls and procedures and internal controls over financial reporting; the Company’s use of estimates in accounting for the Company’s contracts; the performance of the Company’s third-party vendors; the Company’s entry into fixed price contracts and the related risk of cost overruns; the risks associated with purchasing material components from sole suppliers and using a limited number of third-party manufacturers; compliance with conflict minerals regulations; terrorist acts, conflicts, wars and geopolitical uncertainties; the Company’s Delaware anti-takeover provisions; and the effect on revenue and reported results of a change in financial accounting standards.

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SeaChange Q4 FY16 Results/Page 5

Further information on factors that could cause actual results to differ from those anticipated is detailed in various publicly available documents made by the Company from time to time with the Securities and Exchange Commission, including but not limited to, those appearing under the caption “Certain Risk Factors” in the Company’s Annual Report on Form 10-K filed on April 7, 2015. Any forward-looking statements should be considered in light of those factors. The Company cautions readers not to place undue reliance on any such forward-looking statements, which speak as of the date they are made. The Company disclaims any obligation to publicly update or revise any such statements to reflect any change in Company expectations or events, conditions or circumstances on which any such statements may be based, or that may affect the likelihood that actual results may differ from those set forth in the forward-looking statements.

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SeaChange Q4 FY16 Results/Page 6

SeaChange International, Inc.

Preliminary Condensed Consolidated Balance Sheets

(Amounts in thousands)

	January 31, 2016	January 31, 2015
	(Unaudited)
Assets
Cash and cash equivalents	$58,733	$90,019
Marketable securities and restricted cash	12,350	15,382
Accounts and other receivables, net	37,011	31,550
Inventories	1,682	2,864
Prepaid expenses and other current assets	3,827	3,026
Property and equipment, net	14,129	15,869
Goodwill and intangible assets, net	44,301	48,322
Other assets	5,636	5,319

Total assets	$177,669	$212,351

Liabilities and Stockholders’ Equity
Accounts payable and other current liabilities	$23,546	$17,636
Deferred stock consideration	3,205	—
Deferred revenues	17,410	19,088
Deferred tax liabilities and income taxes payable	1,389	3,083
Other liabilities, long-term	1,101	1,493

Total liabilities	46,651	41,300

Total stockholders’ equity	131,018	171,051

Total liabilities and stockholders’ equity	$177,669	$212,351

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SeaChange Q4 FY16 Results/Page 7

SeaChange International, Inc.

Preliminary Condensed Consolidated Statements of Operations

(Unaudited, amounts in thousands, except per share data)

	Three Months Ended January 31,		Twelve Months Ended January 31,
	2016	2015	2016	2015
Revenues:
Product	$5,582	$10,398	$21,896	$31,507
Service	21,615	20,881	85,096	83,928

Total revenues	27,197	31,279	106,992	115,435

Cost of revenues:
Product	1,247	2,657	6,013	8,845
Service	10,330	12,302	44,159	48,272
Provision for loss contract	—	—	9,162	—
Amortization of intangible assets	182	275	739	1,070
Stock-based compensation expense	19	9	80	141

Total cost of revenues	11,778	15,243	60,153	58,328

Gross profit	15,419	16,036	46,839	57,107

Operating expenses:
Research and development	7,520	10,440	33,696	42,169
Selling and marketing	3,934	3,411	15,197	13,920
General and administrative	4,024	4,119	15,470	16,014
Amortization of intangible assets	1,038	759	4,041	4,084
Stock-based compensation expense	529	632	3,472	3,079
Earn-outs and change in fair value of earn-outs	(1,475)	—	—	—
Professional fees - other	492	194	637	671
Severance and other restructuring costs	35	1,745	1,061	3,623
Loss on impairment of TLL, LLC net assets	21,464	—	21,464

Total operating expenses	37,561	21,300	95,038	83,560

Loss from operations	(22,142)	(5,264)	(48,199)	(26,453)
Other expenses, net	(164)	(1,567)	(554)	(2,161)

Loss before income taxes and equity income in earnings of affiliates	(22,306)	(6,831)	(48,753)	(28,614)
Income tax benefit	(26)	(691)	(1,029)	(1,106)
Equity income in earnings of affiliates, net of tax	—	—	27	19

Loss from continuing operations	(22,280)	(6,140)	(47,697)	(27,489)

Income from discontinued operations, net of tax	—	—	—	5

Net loss	$(22,280)	$(6,140)	$(47,697)	$(27,484)

Net loss per share:
Basic loss per share	$(0.66)	$(0.19)	$(1.42)	$(0.84)

Diluted loss per share	$(0.66)	$(0.19)	$(1.42)	$(0.84)

Net loss per share from continuing operations:
Basic loss per share	$(0.66)	$(0.19)	$(1.42)	$(0.84)

Diluted loss per share	$(0.66)	$(0.19)	$(1.42)	$(0.84)

Net (loss) income per share from discontinued operations:
Basic (loss) income per share	$—	$—	$—	$0.00

Diluted (loss) income per share	$—	$—	$—	$0.00

Weighted average common shares outstanding:
Basic	33,701	32,672	33,506	32,772

Diluted	33,701	32,672	33,506	32,772

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SeaChange Q4 FY16 Results/Page 8

SeaChange International, Inc.

Preliminary Condensed Consolidated Statements of Cash Flows

(Unaudited, amounts in thousands)

	For the Fiscal Years Ended January 31,
	2016	2015
Cash flows from operating activities:
Net loss	$(47,697)	$(27,484)
Net income from discontinued operations	—	(5)
Adjustments to reconcile net loss to net cash used in operating activities from continuing operations:
Depreciation and amortization of property and equipment	3,380	3,683
Provision for loss contract	9,162	—
Amortization of intangible assets	4,780	5,154
Stock-based compensation expense	3,552	3,220
Deferred income taxes	(985)	(372)
Loss on impairment of TLL, LLC net assets	21,464	—
Other non-cash reconciling items, net	197	512
Changes in operating assets and liabilities:
Accounts receivable	(1,721)	3,567
Unbilled receivables	(4,359)	(1,993)
Inventories	(937)	3,183
Prepaid expenses and other assets	(1,097)	1,570
Accounts payable	874	(1,619)
Accrued expenses	(2,713)	1,650
Deferred revenues	(1,431)	(5,699)
Other operating activities	(1,132)	1,289

Net cash used in operating activities from continuing operations	(18,663)	(13,344)
Net cash provided by operating activities from discontinued operations	—	5

Total cash used in operating activities	(18,663)	(13,339)

Cash flows from investing activities:
Purchases of property and equipment	(1,397)	(1,873)
Investment in capitalized software	(2,440)	—
Purchases of marketable securities	(9,033)	(9,193)
Proceeds from sale and maturity of marketable securities	11,043	7,181
Proceeds from (purchase of) cost method investments, net	464	(2,000)
Proceeds from sale of equity investments	—	229
Acquisition of business, net of cash acquired	(11,686)	—
Advance for TLL, LLC acquisition	—	(2,500)
Other investing activities, net	(79)	—

Total cash used in investing activities	(13,128)	(8,156)

Cash flows from financing activities:
Proceeds from issuance of common stock relating to stock option exercises	194	—
Repurchase of our common stock	—	(5,504)

Total cash provided by (used in) financing activities	194	(5,504)

Effect of exchange rate changes on cash	311	1,284

Net decrease in cash and cash equivalents	(31,286)	(25,715)

Cash and cash equivalents, beginning of period	90,019	115,734

Cash and cash equivalents, end of period	$58,733	$90,019

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SeaChange Q4 FY16 Results/Page 9

Use of Non-GAAP Financial Information

We define non-GAAP income (loss) from operations as U.S. Generally Accepted Accounting Principles (“U.S. GAAP”) operating loss plus stock-based compensation expenses, amortization of intangible assets, earn-outs and change in fair value of earn-outs, professional fees associated with acquisitions, divestitures, litigation and strategic alternatives, severance and other restructuring costs and provision for loss contracts. We discuss non-GAAP income (loss) from operations in our quarterly earnings releases and certain other communications as we believe non-GAAP income (loss) from operations is an important measure that is not calculated according to U.S. GAAP. We use non-GAAP income (loss) from operations in internal forecasts and models when establishing internal operating budgets, supplementing the financial results and forecasts reported to our Board of Directors, determining a component of bonus compensation for executive officers and other key employees based on operating performance and evaluating short-term and long-term operating trends in our operations. We believe that non-GAAP income (loss) from operations assists in providing an enhanced understanding of our underlying operational measures to manage the business, to evaluate performance compared to prior periods and the marketplace, and to establish operational goals. We believe that these non-GAAP financial adjustments are useful to investors because they allow investors to evaluate the effectiveness of the methodology and information used by management in our financial and operational decision-making.

Non-GAAP income (loss) from operations is a non-GAAP financial measure and should not be considered in isolation or as a substitute for financial information provided in accordance with U.S. GAAP. This non-GAAP financial measure may not be computed in the same manner as similarly titled measures used by other companies. We expect to continue to incur expenses similar to the non-GAAP income (loss) from operations financial adjustments described above, and investors should not infer from our presentation of this non-GAAP financial measure that these costs are unusual, infrequent or non-recurring.

In managing and reviewing our business performance, we exclude a number of items required by U.S. GAAP. Management believes that excluding these items is useful in understanding the trends and managing our operations. We provide these supplemental non-GAAP measures in order to assist the investment community to see SeaChange through the “eyes of management,” and therefore enhance the understanding of SeaChange’s operating performance. Non-GAAP financial measures should be viewed in addition to, and not as an alternative to, our reported results prepared in accordance with U.S. GAAP. Our non-GAAP financial measures reflect adjustments based on the following items:

Provision for Loss Contract. We entered into a fixed priced customer contract on a multi-year arrangement, which included multiple vendors. As the system integrator on the project, we are subject to any cost overruns or increases with these vendors resulting in delays or acceptance by our customer. Delays of customer acceptance on this project require us to recognize a loss on this project in the period the determination is made. As a result, we have recorded an estimated charge of $9.2 million during the third quarter of fiscal 2016. We believe that the exclusion of these expenses allows a comparison of operating results that would otherwise impair comparability between periods. As noted previously, the Company is finalizing the amount of the charge. Variation in this amount is not anticipated to impact the Company’s non-GAAP results in the period ending October 31, 2015. The Company will include the final amount of this estimated loss in its Quarterly Report on Form 10-Q for the period ended October 31, 2015.

Amortization of Intangible Assets. We incur amortization expense of intangible assets related to various acquisitions that have been made in recent years. These intangible assets are valued at the time of acquisition, are then amortized over a period of several years after the acquisition and generally cannot be changed or influenced by management after the acquisition. We believe that exclusion of these expenses allows comparisons of operating results that are consistent over time for both the Company’s newly-acquired and long-held businesses.

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SeaChange Q4 FY16 Results/Page 10

Stock-based Compensation Expense. We incur expenses related to stock-based compensation included in our U.S. GAAP presentation of cost of revenues and stock-based expenses. Although stock-based compensation is an expense we incur and is viewed as a form of compensation, the expense varies in amount from period to period, and is affected by market forces that are difficult to predict and are not within the control of management, such as the market price and volatility of our shares, risk-free interest rates and the expected term and forfeiture rates of the awards.

Earn-outs and Change in Fair Value of Earn-outs. Earn-outs and the change in the fair value of earn-outs are considered by management to be non-recurring expenses to the former shareholders of the businesses we acquire. We also incur expenses due to changes in fair value related to contingent consideration that we believe would otherwise impair comparability among periods.

Professional Fees - Other. We have excluded the effect of legal and other professional fees associated with our acquisitions, divestitures, litigation and strategic alternatives because the amounts are largely considered to be significant non-operating expenses.

Severance and Other Restructuring. We incur charges due to the restructuring of our business, including severance charges and facility reductions resulting from our restructuring and streamlining efforts and any changes due to revised estimates, which we generally would not have otherwise incurred in the periods presented as part of our continuing operations.

Loss on Impairment of TLL, LLC Net Assets. We incurred an impairment charge relating to our February 2015 acquisition of Timeline Labs, based on our decision to undertake a restructuring which may include a winding down of the operations. These charges are considered non-recurring.

Depreciation Expense. We incur depreciation expense related to capital assets purchased to support the ongoing operations of the business. These assets are recorded at cost and are depreciated using the straight-line method over the useful life of the asset. Purchases of such assets may vary significantly from period to period and without any correlation to underlying operating performance. Management believes that exclusion of depreciation expense allows comparisons of operating results that are consistent across past, present and future periods.

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SeaChange Q4 FY16 Results/Page 11

The following table reconciles the Company’s estimated U.S. GAAP income (loss) from operations to the Company’s non-GAAP income (loss) from operations:

SeaChange International, Inc.

Preliminary Reconciliation of GAAP to Non-GAAP

(Unaudited, amounts in thousands)

	Three Months Ended January 31, 2016			Three Months Ended January 31, 2015
	GAAP As Reported	Adjustments	Non-GAAP	GAAP As Reported	Adjustments	Non-GAAP
Revenues:
Products	$5,582	$—	$5,582	$10,398	$—	$10,398
Services	21,615	—	21,615	20,881	—	20,881

Total revenues	27,197	—	27,197	31,279	—	31,279

Cost of revenues:
Products	1,247	—	1,247	2,657	—	2,657
Services	10,330	—	10,330	12,302	—	12,302
Amortization of intangible assets	182	(182)	—	275	(275)	—
Stock-based compensation	19	(19)	—	9	(9)	—

Total cost of revenues	11,778	(201)	11,577	15,243	(284)	14,959

Gross profit	15,419	201	15,620	16,036	284	16,320

Gross profit percentage	56.7%	0.7%	57.4%	51.3%	0.9%	52.2%

Operating expenses:
Research and development	7,520	—	7,520	10,440	—	10,440
Selling and marketing	3,934	—	3,934	3,411	—	3,411
General and administrative	4,024	—	4,024	4,119	—	4,119
Amortization of intangible assets	1,038	(1,038)	—	759	(759)	—
Stock-based compensation expense	529	(529)	—	632	(632)	—
Earn-outs and change in fair value of earn-outs	(1,475)	1,475	—	—	—	—
Professional fees - other	492	(492)	—	194	(194)	—
Severance and other restructuring costs	35	(35)	—	1,745	(1,745)	—
Loss from impairment of TLL, LLC net assets	21,464	(21,464)	—	—	—	—

Total operating expenses	37,561	(22,083)	15,478	21,300	(3,330)	17,970

(Loss) income from operations	$(22,142)	$22,284	$142	$(5,264)	$3,614	$(1,650)

(Loss) income from operations percentage	(81.4%)	81.9%	0.5%	(16.8%)	11.5%	(5.3%)

Weighted average common shares outstanding:
Basic	33,701	33,701	33,701	32,672	32,672	32,672

Diluted	33,701	33,937	33,937	32,672	32,928	32,672

Operating (loss) income per share:
Basic	$(0.66)	$0.66	$0.00	$(0.16)	$0.11	$(0.05)

Diluted	$(0.66)	$0.66	$0.00	$(0.16)	$0.11	$(0.05)

Adjusted EBITDA:

Loss from operations			$(22,142)			$(5,264)
Depreciation expense			826			873
Amortization of intangible assets			1,220			1,034
Stock-based compensation expense			548			641
Earn-outs and changes in fair value of earn-outs			(1,475)			—
Professional fees - other			492			194
Severance and other restructuring			35			1,745
Loss from impairment of TLL, LLC net assets			21,464			—

Adjusted EBITDA			$968			$(777)

Adjusted EBITDA %			3.6%			(2.5%)

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SeaChange Q4 FY16 Results/Page 12

SeaChange International, Inc.

Preliminary Reconciliation of GAAP to Non-GAAP

(Unaudited, amounts in thousands)

	Twelve Months Ended January 31, 2016			Twelve Months Ended January 31, 2015
	GAAP As Reported	Adjustments	Non-GAAP	GAAP As Reported	Adjustments	Non-GAAP
Revenues:
Products	$21,896	$—	$21,896	$31,507	$—	$31,507
Services	85,096	—	85,096	83,928	—	83,928

Total revenues	106,992	—	106,992	115,435	—	115,435

Cost of revenues:
Products	6,013	—	6,013	8,845	—	8,845
Services	44,159	—	44,159	48,272	—	48,272
Provision for loss contract	9,162	(9,162)	—	—	—	—
Amortization of intangible assets	739	(739)	—	1,070	(1,070)	—
Stock-based compensation	80	(80)	—	141	(141)	—

Total cost of revenues	60,153	(9,981)	50,172	58,328	(1,211)	57,117

Gross profit	46,839	9,981	56,820	57,107	1,211	58,318

Gross profit percentage	43.8%	9.3%	53.1%	49.5%	1.0%	50.5%

Operating expenses:
Research and development	33,696	—	33,696	42,169	—	42,169
Selling and marketing	15,197	—	15,197	13,920	—	13,920
General and administrative	15,470	—	15,470	16,014	—	16,014
Amortization of intangible assets	4,041	(4,041)	—	4,084	(4,084)	—
Stock-based compensation expense	3,472	(3,472)	—	3,079	(3,079)	—
Professional fees - other	637	(637)	—	671	(671)	—
Severance and other restructuring costs	1,061	(1,061)	—	3,623	(3,623)	—
Loss from impairment of TLL, LLC net assets	21,464	(21,464)	—	—	—	—

Total operating expenses	95,038	(30,675)	64,363	83,560	(11,457)	72,103

(Loss) income from operations	$(48,199)	$40,656	$(7,543)	$(26,453)	$12,668	$(13,785)

(Loss) income from operations percentage	(45.0%)	38.0%	(7.1%)	(22.9%)	11.0%	(11.9%)

Weighted average common shares outstanding:
Basic	33,506	33,506	33,506	32,772	32,772	32,772

Diluted	33,506	33,663	33,506	32,772	33,004	32,772

Operating (loss) income per share:
Basic	$(1.44)	$1.21	$(0.23)	$(0.81)	$0.39	$(0.42)

Diluted	$(1.44)	$1.21	$(0.23)	$(0.81)	$0.39	$(0.42)

Adjusted EBITDA:

Loss from operations			$(48,199)			$(26,453)
Depreciation expense			3,380			4,389
Provision for loss contract			9,162			—
Amortization of intangible assets			4,780			5,154
Stock-based compensation expense			3,552			3,220
Professional fees - other			637			671
Severance and other restructuring			1,061			3,623
Loss from impairment of TLL, LLC net assets			21,464			—

Adjusted EBITDA			$(4,163)			$(9,396)

Adjusted EBITDA %			(3.9%)			(8.1%)

—end press release and tables—